Exhibit 10.1

AMENDMENT NUMBER 1

TO

VOTING AGREEMENT

THIS AMENDMENT NUMBER 1 TO VOTING AGREEMENT (this “Amendment”) is made effective as of November 7, 2022, and amends that certain Voting Agreement, effective as of June 16, 2022 (the “Voting Agreement”), by and among Reviv3 Procare Company, a Delaware corporation (the “Company”), Intrepid Global Advisors, Inc., a Delaware corporation (“Intrepid”), and Axil & Associated Brands Corp., a Delaware corporation (“Axil”).

RECITALS

WHEREAS, the parties to the Voting Agreement hereby desire to amend the Voting Agreement to revise the securities exempted from the term “New Securities”, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recital and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment agree as follows:

1.	Section 1 of the Voting Agreement is amended and restated in its entirety to read as follows:

“1. Issuance of New Securities. During the Lock Up Period, as defined in the Purchase Agreement, no New Securities may be issued by the Company without the approval of both Intrepid and Axil, so long as Axil holds of a majority of the outstanding Preferred Shares (as defined in the Purchase Agreement). “New Securities” means any capital stock (including common and preferred) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, that the term “New Securities” does not include (A) securities issuable upon conversion of or with respect to the Preferred Shares; (B) securities issued upon exercise of options or warrants; (C) securities issued pursuant to the acquisition of another entity by the Company (directly or through a subsidiary) by merger, purchase of substantially all the assets or other reorganization whereby the Company directly or indirectly owns more than fifty percent (50%) of the voting power of such entity; (D) any borrowings, directly or indirectly, from financial institutions, equipment leasing companies or other persons or entities by the Company or a subsidiary, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (E) shares of common stock (including options to purchase such shares) issued to employees, consultants or directors of the Company or a subsidiary pursuant to any existing or future stock option plan or stock purchase or stock bonus agreement or arrangement approved by the Board of Directors of the Company or any subsidiary; (F) securities issued in connection with obtaining lease financing; (G) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock; (H) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities; (I) securities issued in connection with any private placements exempt from registration under federal or state securities laws; or (J) securities issued in connection with any securities offerings by the Company in an amount up to $50.0 million per offering.”

2.	Except as specifically amended hereby, all of the terms of the Voting Agreement shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the amendment contained herein will not be construed as an amendment to or waiver of any other provision of the Voting Agreement or as a waiver of or consent to any further or future action on the part of any party that would require the waiver or consent of another party.

3.	Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Voting Agreement.

4.	This Amendment is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of such State.

5.	This Amendment shall inure to the benefit of and be binding upon each of the parties and each of their respective successors and assigns.

6.	This Amendment may be executed and delivered in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

7.	This Amendment constitutes the sole and entire agreement between the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company, Intrepid and Axil have duly executed this Amendment as of the date first written above.

The Company:
Reviv3 Procare Company

By:	/s/ Jeff Toghraie
Name: Jeff Toghraie
Title: Chief Executive Officer

Intrepid:
Intrepid Global Advisors, Inc.

By:	/s/ Jeff Toghraie
Name: Jeff Toghraie
Title: Managing Director

Axil:
Axil & Associated Brands Corp.

By:	/s/ Weston Harris
Name: Weston Harris
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Voting Agreement]